Exhibit 99.1

QuinStreet Reports Financial Results For Its Second Quarter of Fiscal 2013

Foster City, CA — January 29, 2013 — QuinStreet, Inc. (NASDAQ: QNST), a leader in vertical marketing and media online, today announced its financial results for its second quarter of fiscal 2013.

The Company reported total revenue of $71.8 million. Adjusted EBITDA was $11.2 million, or 16% of revenue.

The Company reported GAAP net income of $0.4 million, or $0.01 per diluted share. GAAP net income and GAAP EPS results are preliminary and subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price decline.

Adjusted net income for the quarter was $5.6 million, or $0.13 per diluted share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.

Revenue for the Education client vertical was $32.7 million. Revenue for the Financial Services client vertical was $26.5 million. Revenue for Other client verticals was $12.6 million.

The Company generated $11.3 million of operating cash flow and $12.8 million of normalized free cash flow. The Company paid down its debt by $3 million and closed the quarter with $108 million in cash and marketable securities.

Reconciliations of adjusted net income to net income, adjusted EBITDA to net income, and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

“We are making good progress on key initiatives that we believe position us for a return to growth,” commented Doug Valenti, QuinStreet CEO. “We also continue to manage the Company with characteristic financial discipline, generating attractive EBITDA and free cash flow margins, with minimal demands for capital.”

“Visibility remains limited due to continued product and market transitions in our core Financial Services and Education verticals. Our current expectation for revenue in the March quarter is in the $75 to $80 million range. Adjusted EBITDA margin will likely be in the mid-teens for the quarter, as we will continue to invest in key initiatives for the long term,” concluded Valenti.

Goodwill Impairment Test

QuinStreet’s public market capitalization sustained a decline after December 31, 2012, to a value below the net book carrying value of the Company’s equity. As a result, the Company determined that this triggered the necessity to conduct step one of a goodwill impairment test as described under GAAP. This test is currently in progress and the Company has not concluded as to whether goodwill, which had a carrying value of $243 million as of December 31, 2012, was impaired for the second quarter of fiscal 2013. Prior to filing its Form 10-Q for the second quarter of fiscal 2013, the Company expects to complete the step one impairment test. If the result of the step one analysis indicates an impairment, the Company will conduct a step two evaluation to determine the amount of the non-cash impairment charge, if any. If step two cannot be completed prior to filing of the Form 10-Q for the second quarter of fiscal 2013, the Company may estimate a range of potential impairment charges and may record an estimated non-cash charge in the second quarter of fiscal 2013 in accordance with GAAP. Any material difference between such estimate and the final step two evaluation, either positive or negative, would be recorded in the third quarter of fiscal 2013. The Company’s evaluation could result in a non-cash impairment charge for a substantial portion of the book value of goodwill, which would negatively affect GAAP net income, although revenue and cash flow from operations would not be affected.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. The term “adjusted net income” refers to a financial measure that we define as net income adjusted for amortization expense and stock-based compensation expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The measure normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow and normalized free cash flow have certain limitations in that they do not represent the total increase or decrease in the cash balance for the period, nor do they represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate both of these cash flow measures along with our consolidated statement of cash flows and understand any changes in the operating assets and liabilities.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will,” “believe,” “intend,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to return to growth and remain profitable; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2012, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Conference Call

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on January 29, 2013 until 11:59 p.m. PT on February 5, 2013 by dialing 1-800-585-8367 in the U.S. and Canada, or 1-404-537-3406 for international callers, using passcode 86974279#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Final financial results will be included in the Company’s quarterly report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission no later than February 11, 2013.

About QuinStreet

QuinStreet, Inc. (Nasdaq:QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit QuinStreet.com.

Contact Information:

Erica Abrams or Matthew Hunt

(415) 217-5864 or (415) 489-2194

erica@blueshirtgroup.com

matt@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(In thousands)

(Unaudited)

	December 31,	June 30,
	2012	2012
Assets
Current assets
Cash and cash equivalents	$68,323	$68,531
Marketable securities	39,445	36,736
Accounts receivable, net	41,196	52,830
Deferred tax assets	7,662	7,665
Prepaid expenses and other assets	12,822	7,774

Total current assets	169,448	173,536

Property and equipment, net	8,012	8,755
Goodwill	242,782	243,049
Other intangible assets, net	61,726	72,444
Deferred tax assets, noncurrent	8,446	8,446
Other assets, noncurrent	825	930

Total assets	$491,239	$507,160

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,506	$22,870
Accrued liabilities	24,864	29,462
Deferred revenue	1,955	2,553
Debt	14,624	15,429

Total current liabilities	59,949	70,314

Debt, noncurrent	85,037	92,167
Other liabilities, noncurrent	6,822	6,322

Total liabilities	151,808	168,803

Stockholders’ equity
Common stock	43	43
Additional paid-in capital	220,345	220,552
Treasury stock	—	(1,178)
Accumulated other comprehensive loss	(1,575)	(1,439)
Retained earnings	120,618	120,379

Total stockholders’ equity	339,431	338,357

Total liabilities and stockholders’ equity	$491,239	$507,160

(1)

Results are preliminary as of January 29, 2013, subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price decline. See “Goodwill Impairment Test” above for further detail.

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net revenue	$71,751	$90,523	$150,377	$191,747
Cost of revenue (2)	61,713	68,396	126,903	144,144

Gross profit	10,038	22,127	23,474	47,603
Operating expenses: (2)
Product development	4,503	5,102	9,396	11,176
Sales and marketing	3,495	3,686	7,186	7,720
General and administrative	4,019	4,847	7,945	10,064

Operating (loss) income	(1,979)	8,492	(1,053)	18,643
Interest income	28	36	56	74
Interest expense	(1,354)	(1,115)	(2,366)	(2,198)
Other (expense) income, net	(4)	(93)	42	(124)

(Loss) income before income taxes	(3,309)	7,320	(3,321)	16,395
Benefit (provision) for taxes	3,685	(2,887)	3,560	(6,468)

Net income	$376	$4,433	$239	$9,927

Net income per share
Basic	$0.01	$0.09	$0.01	$0.21

Diluted	$0.01	$0.09	$0.01	$0.20

Weighted average shares used in computing net income per share
Basic	42,777	47,054	42,795	47,266
Diluted	43,080	47,937	43,201	48,442

(1)         Results are preliminary as of January 29, 2013, subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price decline. See “Goodwill Impairment Test” above for further detail.

(2) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$963	$1,197	$1,886	$2,376
Product development	698	682	1,391	1,342
Sales and marketing	858	841	1,623	1,620
General and administrative	510	801	899	1,557

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash Flows from Operating Activities
Net (loss) income	$376	$4,433	$239	$9,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,179	7,517	18,458	14,625
Provision for sales returns and doubtful accounts receivable	(152)	(68)	(468)	(32)
Stock-based compensation	3,029	3,521	5,799	6,895
Excess tax benefits from stock-based compensation	(26)	(62)	(50)	(97)
Other non-cash adjustments, net	531	632	606	875
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	3,868	6,499	12,191	412
Prepaid expenses and other assets	(5,039)	(1,487)	(5,048)	1,668
Other assets, noncurrent	53	(35)	110	(6)
Accounts payable	(1,541)	(3,935)	(4,295)	552
Accrued liabilities	277	(2,980)	(5,649)	(10,287)
Deferred revenue	(289)	(154)	(598)	(493)
Other liabilities, noncurrent	2	387	344	906

Net cash provided by operating activities	11,268	14,268	21,639	24,945

Cash Flows from Investing Activities
Capital expenditures	(530)	(631)	(821)	(1,384)
Business acquisitions, net of notes payable and cash acquired	—	(999)	—	(31,203)
Other intangibles	(2,500)	—	(2,500)	—
Internal software development costs	(606)	(523)	(1,257)	(1,082)
Purchases of marketable securities	(13,569)	(13,076)	(28,431)	(22,686)
Proceeds from sales and maturities of marketable securities	12,948	12,602	25,093	18,035
Other investing activities	11	2	15	30

Net cash used in investing activities	(4,246)	(2,625)	(7,901)	(38,290)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	33	370	269	2,187
Proceeds from bank debt	—	5,884	—	5,884
Principal payments on bank debt	(1,250)	(1,312)	(2,500)	(2,625)
Payment of bank loan upfront fees	—	(1,370)	—	(1,370)
Principal payments on acquisition-related notes payable	(1,904)	(558)	(5,472)	(1,771)
Excess tax benefits from stock-based compensation	26	62	50	97
Withholding taxes related to restricted stock net share settlement	(47)	(78)	(148)	(262)
Repurchases of common stock	(0)	(15,556)	(6,157)	(15,556)

Net cash used in financing activities	(3,142)	(12,558)	(13,958)	(13,416)

Effect of exchange rate changes on cash and cash equivalents	(5)	3	12	28
Net decrease in cash and cash equivalents	3,875	(912)	(208)	(26,733)
Cash and cash equivalents at beginning of period	64,448	106,469	68,531	132,290

Cash and cash equivalents at end of period	$68,323	$105,557	$68,323	$105,557

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$376	$4,433	$239	$9,927
Amortization of intangible assets	8,805	6,162	15,681	11,948
Stock-based compensation	3,029	3,521	5,799	6,895
Tax impact of the above items	(6,598)	(3,264)	(9,882)	(6,288)

Adjusted net income	$5,612	$10,852	$11,837	$22,482

Adjusted diluted net income per share	$0.13	$0.23	$0.27	$0.46

Weighted average shares used in computing adjusted diluted net income per share	43,080	47,937	43,201	48,442

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$376	$4,433	$239	$9,927
Interest and other income (expense), net	1,330	1,172	2,268	2,248
(Benefit) provision for taxes	(3,685)	2,887	(3,560)	6,468
Depreciation and amortization	10,179	7,517	18,458	14,625
Stock-based compensation	3,029	3,521	5,799	6,895

Adjusted EBITDA	$11,229	$19,530	$23,204	$40,163

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$11,268	$14,268	$21,639	$24,945
Capital expenditures	(530)	(631)	(821)	(1,384)
Internal software development costs	(606)	(523)	(1,257)	(1,082)

Free cash flow	$10,132	$13,114	$19,561	$22,479

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	2,695	1,767	2,995	7,345

Normalized free cash flow	$12,827	$14,881	$22,556	$29,824